Exhibit 3.1

BYLAWS OF
TECHTEAM GLOBAL, INC.
(a Delaware Corporation)
AS AMENDED AND RESTATED
December 9, 2009

ARTICLE I
SHAREHOLDERS

Section 1.  ANNUAL MEETING

(a)           The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the regularly scheduled meeting day which shall be in May of each year at such date, time and place, either within or without the State of Delaware, as the Board of Directors of the Corporation (hereinafter called the Board) may designate in the notice therefor.

(b)           At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be:  (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (2) otherwise properly brought before the meeting by or at the direction of the Board, or (3) otherwise properly brought before the meeting by a shareholder.  For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation.  To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) nor more than one hundred twenty (120) calendar days in advance of the date specified in the Corporation’s proxy statement released to shareholders in connection with the previous year’s annual meeting of shareholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the shareholder to be timely must be so received not later than the close of business on the later of ninety (90) calendar days in advance of such annual meeting or ten (10) calendar days following the date on which public announcement of the date of the meeting is first made.  A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting:  (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation’s books, of the shareholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder, (iv) any material interest of the shareholder in such business, and (v) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”), in his capacity as a proponent to a shareholder proposal.  Notwithstanding the foregoing, in order to include information with respect to a shareholder proposal in the proxy statement and form of proxy for a shareholder’s meeting, shareholders must provide notice as required by the regulations promulgated under the 1934 Act.  Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b).  The Chairperson of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (b), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

(c)           Only persons who are nominated in accordance with the procedures set forth in this paragraph shall be eligible for election as directors.  Nominations of persons for election to the Board may be made at a meeting of shareholders by or at the direction of the Board or by any shareholder of the Corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this paragraph.  Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation in accordance with the provisions of paragraph (b) of this Section 1.  Such shareholder’s notice shall set forth (i) as to each person, if any, whom the shareholder proposes to nominate for election or re-election as a director:  (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation which are beneficially owned by such person, (D) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (ii) as to such shareholder giving notice, the information required to be provided in paragraph (b) of this Section 1.  At the request of the Board, any person nominated by a shareholder for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in the shareholder’s notice of nomination which pertains to the nominee.  No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this paragraph.  The Chairperson of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

Section 2.  SPECIAL MEETINGS

Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation of the Corporation, may be called by the Chairperson of the Board or by the President, and shall be called by the President or Secretary upon the order of the Board, or at the request in writing (stating the purpose or purposes of the proposed meeting and including the information required by Sections 1(b) and 1(c) of this Article 1) of shareholders owning at least thirty (30%) percent of all of the issued and outstanding capital stock of the Corporation and entitled to vote at such meeting.  The time and place of the special meeting, either within or without the State of Delaware, shall be fixed by the Board unless it shall refuse to so act, in which case the time and place shall be fixed by the Chairperson of the Board or President, or in their absence by a Vice-President.

Section 3.  NOTICE OF MEETINGS

Except as otherwise required by law or the Certificate of Incorporation of the Corporation, written notice of each annual or special meeting of the shareholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder of record entitled to vote at such meeting which notice shall be transmitted to him/her in accordance with Article VI, Section 6.  No publication of any notice of a meeting of the shareholders shall be required.  Every such notice shall state the place, date and hour of the meeting, and the purpose or purposes for which it was called.  Notice of any meeting need not be given to any shareholder who attends such meeting in person or by proxy.  Such attendance shall constitute the shareholder's waiver of notice, except where a shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof is announced at the meeting at which the adjournment is taken unless the adjournment is for more than thirty (30) days, and at the adjourned meeting only such business shall be transacted as might have been transacted at the original meeting.

Section 4.  QUORUM

Except as may be provided by the then existing law of the State of Delaware and subject to any minimum vote requirements under Delaware law, at each meeting of the shareholders, if shareholders holding not less than a majority of the shares of capital stock of the Corporation issued, outstanding and entitled to be voted thereat, in any class or other aggregation of classes voting in the aggregate and not by class, are present in person or by proxy, they shall constitute a quorum for the transaction of business.

Section 5.  ADJOURNMENTS

Any shareholders' meeting, annual or special, may be adjourned from time to time, regardless of whether a quorum was present, by a vote of a majority of the shares present thereat in person or by proxy.

Section 6.  VOTING AND ACTION BY WRITTEN CONSENT

At each meeting of the shareholders, a shareholder shall be entitled to the vote attributed to his/her shares under the Certificate of Incorporation of the Corporation for shares of capital stock of the Corporation which have voting power on the matter in question and which were held by him/her and registered in his/her name on the books of the Corporation on the date fixed pursuant to the provisions of Section 4 of Article IV of these Bylaws as the record date for the determination of shareholders who shall be entitled to receive notice of, and to vote at, such meeting.  The Corporation shall not vote shares of its own stock belonging to the Corporation directly or indirectly.  Any vote of the capital stock of the Corporation may be given at any meeting of the shareholders by the shareholder entitled thereto in person or by his proxy appointed by an instrument in writing signed by such shareholder or his/her authorized agent or representative which shall be delivered to the Secretary or an Assistant Secretary or to the secretary of the meeting.  Attendance at any meeting by a shareholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he/she shall in writing so notify the secretary of the meeting prior to the voting of the proxy.  Except as otherwise provided under the then existing law of the State of Delaware, in these Bylaws or in the Certificate of Incorporation of this Corporation, at all meetings of shareholders all elections and questions shall be decided by the vote of a majority in voting interest of the shareholders present in person or by proxy and entitled to vote thereon.  The vote at any meeting of the shareholders on any question need not be by ballot, unless so directed by the chairperson of the meeting or by any shareholder.  On a vote by ballot, each ballot shall be signed by the shareholder voting, or by his/her proxy, if there be such proxy.

Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.  In the event that the action which is consented to is such as would have required the filing of a certificate under the provisions of the Delaware Corporation Law, if such action had been voted on by shareholders at a meeting thereof, the certificate filed shall state, in lieu of any statement required by such provision concerning any vote of shareholders, that written consent and written notice have been given in accordance with the provisions of the Delaware Corporation Law.

Section 7.  LIST OF SHAREHOLDERS

At least ten (10) days before every meeting of shareholders, the officer or agent having charge of the stock transfer books for shares of the Corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders’ meeting or any adjournment thereof.  The list shall:

a)	be arranged alphabetically within each class and series, with the address of, and the number of shares held by, each shareholder;

b)
be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not so specified, at the place where the meeting is to be held;

c)	be produced and kept at the time and place of the meeting during the whole time thereof and open for inspection by any shareholders; and

d)	be prima facie evidence as to who are the shareholders entitled to examine the list or to vote at the meeting.

Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting.

Section 8.  INSPECTORS OF ELECTION

The Board, in advance of a shareholders' meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof.  If inspectors are not so appointed, the person presiding at a shareholders' meeting may, and on request of a shareholder entitled to vote thereat shall, appoint one or more inspectors.  In case a person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat.  The requirement of appointing inspectors is waived unless compliance therewith is requested by a shareholder present in person or by proxy and entitled to vote at the meeting.

Section 9.  PRESIDING OFFICER

Meetings of the shareholders shall be presided over by the Chairperson of the Board, if one has been elected, or in his or her absence by the President, or if he or she is not present, by a Vice President, or if neither the Chairperson of the Board, the President nor a Vice President is present, by a chairperson of the meeting to be chosen by a majority of the shareholders entitled to vote at the meeting who are present in person or by proxy.  The Secretary of the Corporation, or, in his or her absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the meeting shall, by a majority of the shareholders entitled to vote, choose any person present to act as secretary of the meeting.

ARTICLE II
BOARD OF DIRECTORS

Section 1.  GENERAL POWERS

The properties, business and affairs of the Corporation shall be managed by the Board to the full extent provided by the then existing law of the State of Delaware, the Certificate of Incorporation, these Bylaws, and any other applicable law.

Section 2.  NUMBER AND QUALIFICATIONS

Subject to the requirements of the then existing law of the State of Delaware, the Board may from time to time by the vote of a majority of the Board determine the number of director positions on the Board, but in no case shall the number be less than one (1) nor more than ten (10).  Until the Board shall otherwise so determine, the number of director positions on the Board shall be seven (7).  A director need not be a shareholder of the Corporation.

Section 3.  TENURE AND ELECTION OF DIRECTORS

At each annual meeting of the shareholders for the election of directors (or special meeting of shareholders in lieu thereof) at which a quorum is present, the persons receiving the greatest number of votes shall be elected as directors.

Upon organization of the Corporation, directors shall be elected by the incorporators to hold office for a term expiring at the next succeeding annual meeting.  Whenever the holders of any series of preferred stock shall be entitled, voting separately as a class, to elect directors, the initial term of all directors elected by such holders shall expire at the next succeeding annual meeting of shareholders.  Subject to the foregoing, at each annual meeting of shareholders the successors to the directors whose terms shall then expire shall be elected to hold office for a term expiring at the next succeeding annual meeting and until their successors shall be elected and qualified or until their earlier death, resignation or removal. Vacancies that occur prior to the expiration of the then current term (whether as a result of a newly created director position on the board or otherwise), if filled by the Board, shall be filled only until the next succeeding annual meeting.

Section 4.  ORGANIZATION, ORDER OF BUSINESS AND PROCEDURE

At each meeting of the Board, one of the following shall act as chairperson of the meeting and preside thereat, in the following order of precedence:

a)	The Chairperson of the Board;

b)	The Vice Chairperson;

c)	The President; or

d)	A director chosen by a majority of the directors present thereat.

The Secretary of the Corporation, or if he/she shall be absent from such meeting, the person whom the chairperson of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.  The order of business and rules of procedure at each meeting of the Board shall be determined by the chairperson of such meeting, but the same may be changed by the vote of a majority of those directors present at such meeting.  The Board shall keep regular minutes of its proceedings.  The Chairperson may designate an Acting Secretary to prepare the minutes of any meeting of the Board of Directors.

Section 5.  RESIGNATIONS

Any director may resign at any time by giving written notice of his/her resignation to the Corporation through the Board, the President, Chairperson of the Board, the Vice Chairperson or the Secretary.  Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by any of the aforesaid parties.  Except as specified therein, acceptance of such resignation shall not be necessary to make it effective.

Section 6.  VACANCIES

If any vacancies (as a result of death, resignation or removal) shall occur among the directors, or if the number of directors shall at any time be increased, the directors in office, although less than a quorum, may fill the vacancies or newly created directorships by affirmative vote of a majority of the remaining directors, or any such vacancies or newly created directorships may be filled by the shareholders at any meeting.  The tenure of directors elected hereunder shall be as set forth under Article II, Section 3.

Section 7.  LOCATION OF MEETING AND OFFICES

The Board may hold its meetings and have an office or offices at such place or places within or without the State of Delaware as the Board may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.  This section shall not govern dates, times, places, notices or waivers of notice in connection with annual meetings of the Board.

Section 8.  ANNUAL MEETINGS

Unless the Board shall by resolution otherwise determine, immediately after each annual election of directors the Board shall hold its annual meeting at the place where such election was held within or without the State of Delaware, for the purpose of the election of officers and the transaction of other business.  If the Board shall determine that such meeting shall be held at a different place, date and hour than that for the shareholders’ meeting for the election of directors, notice thereof shall be given in the manner hereinafter provided for special meetings of the Board.  Other than the foregoing, notice shall not be required for this meeting.

Section 9.  REGULAR MEETINGS

Regular meetings of the Board shall be held at such times as the Board shall from time to time determine.  Notices of regular meetings need not be given.  If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be postponed until the same hour of the next succeeding business day.

Section 10.  SPECIAL MEETINGS; NOTICE AND WAIVER

Special meetings of the Board shall be held whenever called by the Chairperson of the Board, the Vice Chairperson, the President or any three of the directors.  A notice of each such special meeting shall be given as hereinafter in this Section provided, which notice shall specify the place, date and hour of such meeting, but, except as otherwise expressly provided by law, the business to be transacted at the special meeting and the purposes thereof need not be stated in such notice.  Notice of each such meeting shall be transmitted to each director in accordance with Article VI, Section 6 at least two (2) days before the day on which such meeting is to be held. Notice of any meeting of the Board need not, however, be given to any director if waived by him/her in writing in accordance with Article VI, Section 5, before, during or after such meeting or if he/she shall be present at such meeting, except where he/she attends a meeting for the express purposes of objecting, and does in fact at the commencement of the meeting object to the transaction of any business because the meeting is not lawfully called or convened.  Any meeting of the Board shall be a legal meeting without any notice thereof having been given if all the directors of the Corporation then in office shall be present thereat or have provided to the Corporation a written waiver of notice.

Section 11.  QUORUM AND VOTING

Except as otherwise provided under the then existing law of the State of Delaware or in these Bylaws, the majority of the directors shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting.  The act of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board.  In the absence of a quorum, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be obtained.  Except for announcement at the adjourned meeting, notice of any adjourned meeting need not be given.  The directors shall act only as a board and the individual directors shall have no power as such.

A member of the Board may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.  Participation in a meeting pursuant to this paragraph constitutes presence in person at the meeting.

Section 12.  ACTION OF BOARD OR COMMITTEE BY CONSENT

Any action required, or permitted to be taken pursuant to authorization voted at a meeting of the Board or a committee thereof, may be taken without a meeting if, before or after the action, all members of the Board or of such committee, as the case may be, consent thereto in writing and such writing is filed with the minutes of proceedings of the Board or committee. Action by consent may be taken in lieu of any annual or special meeting of the Board or committee with the same effect as a vote thereof for all purposes.

Section 13.  COMPENSATION

The Board, by affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the Corporation as directors or officers.  In this regard, the Board may authorize all the directors to be paid their expenses, if any, of attendance at such meeting of the Board, and a fixed sum for salary for their services.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor over and above that authorized under this Section.

Section 14.  REMOVAL

The shareholders may remove a director or the entire Board with or without cause, at any time, by vote of the holders of a majority of the shares entitled to vote at the election of directors.

Section 15.  EXECUTIVE AND OTHER COMMITTEES

The Board may appoint from among its members an executive committee and other committees composed of two (2) or more directors and delegate by resolution to these committees any of the powers of the Board of Directors.  A majority of any such committee may determine its action and may fix the time and place of its meetings, unless provided otherwise by the Board.  The Board shall have the power at any time to fill vacancies in, to change the size or membership of and to discharge any such committee.  Each committee shall keep a written record of its acts and proceedings and shall submit such record to the Board at such times as requested by the Board.

ARTICLE III
OFFICERS

Section 1.  DESIGNATION

The officers of the Corporation shall be a President, Treasurer and a Secretary and such other officers as the Board may designate.  A person may hold any number of offices, but an officer shall not execute, acknowledge, or verify an instrument in more than one capacity if the instrument is required by law, the Certificate of Incorporation or Bylaws of the Corporation to be executed, acknowledged or verified by two or more officers.  Officers need not be directors.

Section 2.  ELECTION AND TERM

At its annual meeting after each annual meeting of shareholders (or special meeting in lieu thereof), the Board shall elect the officers.  The term of each officer shall be until the next annual meeting of the Board and until his/her successor is elected and qualified or until his/her death, resignation or removal.

Section 3.  SUBORDINATE OFFICERS AND AGENTS

The Board and, in the fields of their jurisdiction, the executive committee and other standing committees, if any, may from time to time appoint such subordinate officers as they may deem necessary, who shall hold office for such period and have such authority and perform such duties as the Board, the executive committee or the other standing committees respectively may prescribe.  The Board, the executive committee and the other standing committees may likewise from time to time authorize any officer to appoint agents and employees and to prescribe their powers and duties.

Section 4.  COMPENSATION

The Board shall have power to fix the compensation of all officers of the Corporation.  It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

Section 5.  BONDS, DUTIES AND RELIANCE

The Board may require any officer of the Corporation to give a bond to the Corporation, conditional upon the faithful performance of his/her duties, with one or more sureties and in such amount as may be satisfactory to the Board.

An officer, as between himself/herself and other officers and the Corporation, has such authority and shall perform such duties in the management of the Corporation as may be provided in the Bylaws, or as may be determined by resolution of the Board not inconsistent with the Bylaws.

Section 6.  RESIGNATION

Any officer may resign at any time by giving written notice to the Corporation through the Chairperson of the Board, the President or the Secretary.  Unless otherwise stated in such notice of resignation, acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, upon the receipt by any one of the aforesaid parties.

Section 7.  REMOVAL

Except where otherwise expressly provided in a contract authorized by the Board, any officer elected or appointed by the Board may be removed by the Board, with or without cause, at any time.  Any other officers, agents or employees of the Corporation may be removed, with or without cause, at any time by a vote of the Board or by any committee or superior officer appointing them.

Section 8.  VACANCIES

A vacancy in any office may be filled for the unexpired portion of the term by the Board or, where appropriate, by the executive committee or the other standing committees.

Section 9.  PRESIDENT

The President shall be the chief executive officer or the chief operating officer of the Corporation and, subject to the Board, the executive committee and the Chairperson of the Board, shall be in general and active charge of the business of the Corporation.  In the absence or disability of the Chairperson of the Board as determined by the Board or the executive committee (or where no such officers exist), he/she shall perform all duties and functions and exercise all the powers of the Chairperson of the Board.  He/she shall have power to sign certificates and documents referred to under Article VII.  He/she shall have power to appoint and remove all agents and employees not appointed or elected by the Board.  He/she shall perform such other duties as may be assigned him/her by the Board.  The Board from time to time may vary, add to and/or eliminate any and all of the foregoing duties, powers and offices by resolution.

Section 10.  VICE PRESIDENTS

Each Vice President, if any, shall have such powers and perform such duties as may be assigned to him/her by the Board.

Section 11.  TREASURER

The Treasurer shall have custody of all funds and securities of the Corporation.  When necessary or proper he/she shall endorse checks, drafts, and other instruments for the payment of money and shall deposit them to the credit of the Corporation in an authorized bank or depository.  Whenever requested by the Board, he/she shall prepare or cause to be prepared financial statements which fairly present the financial position and results of the operations of the Corporation.  Whenever required by the Board of the executive committee, he/she shall render an account of his/her transactions.  He/she shall enter regularly in the books to be kept by him/her a full and accurate account of all money received and paid by him/her on behalf of the Corporation.  He/she shall perform all acts incident to the position of Treasurer, subject to the control of the Board.

Section 12.  SECRETARY

The Secretary shall keep the seal of the Corporation, if there is one, and the minutes of all meetings of shareholders and directors and of such committees as may be directed.  He/she shall attend to the giving of all notices as directed.  He/she may sign with the Chairperson of the Board, the President, or a Vice President, all contracts and instruments of conveyance when so ordered by the Board or the executive committee or other properly empowered standing committees.  He/she shall have charge of such books and papers as the Board, the executive committee or other properly empowered standing committees may require.  He/she, assisted by any transfer agent(s) and registrar(s) which may be appointed from time to time by the Corporation, shall keep records of all outstanding capital stock and other securities issued by the Corporation.  In the absence of such appointments, he/she shall act as transfer clerk for the Corporation and keep such records without assistance.  He/she shall perform all acts incident to the office of Secretary, subject to the control of the Board, the executive committee and other standing committees.  The Chairperson may designate an Acting Secretary to prepare the minutes of any meeting of the Board of Directors.

ARTICLE IV
SHARES AND THEIR TRANSFER,
CERTIFICATES FOR SHARES, RECORD DATES,
SHARE SUBSCRIPTIONS AND FRACTIONAL SHARES

Section 1.  CERTIFICATES FOR STOCK

Every owner of capital stock of the Corporation shall be entitled to have a certificate or certificates, in such form or forms as the Board shall prescribe, certifying the number, class and series, if any, of shares of stock of the Corporation owned by him/her.  The certificates representing shares of the respective classes and series, if any, of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by a person who was at the time of signing the Chairperson or Vice Chairperson of the Board, the President, or Vice President and by a person who was at the time of signing the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer; provided, however, that where any such certificate is countersigned (a) by a transfer agent or assistant transfer agent or (b) by a transfer clerk acting on behalf of the Corporation and a registrar, the signatures thereon of such officers may be a facsimile.  Every certificate surrendered to the Corporation for exchange or transfer shall first be cancelled, and a new certificate or certificates shall be issued in exchange for any existing certificate only after such existing certificate shall have been so cancelled.  The Corporation shall be entitled to treat the holder of record of any share of capital stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any such share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by the laws of Delaware.

Section 2.  TRANSFER OF STOCK

Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation upon the direction of the registered holder thereof, or of his attorney thereunto authorized by written power of attorney duly executed and filed with the Secretary or with a transfer clerk or a transfer agent that is appointed pursuant Section 3 of this Article IV.  The transfer of shares shall be made upon surrender of the certificate or certificates for such shares in form required for the Corporation to register a stock certificate presented to it for transfer under Section 1 of this Article IV.

Section 3.  TRANSFER AGENT; REGISTRAR

The Corporation may maintain one or more transfer and registry offices or a transfer agent or registrar designated by the Board, where the shares of capital stock of the Corporation shall be transferable and registered.

Section 4.  RECORD DATE

a)
For the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment thereof, or to express consent to or to dissent from a proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of a dividend or allotment of a right, or for the purpose of any other action, the Board may fix, in advance, a date as the record date for any such determination of shareholders.  The date shall not be more than sixty (60) days nor less than ten (10) days before the date of the meeting, nor more than sixty (60) days before any other action.

b)
If a record date is not fixed: (i) the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the next day preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held, and (ii) the record date for determining shareholders for any purpose other than that specified in subdivision (i) shall be the close of business on the day on which the resolution of the Board relating thereto is adopted.

c)
When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made as provided in this section, the determination applies to any adjournment of the meeting, unless the Board fixes a new record date under this section for the adjourned meeting.

Section 5.  SUBSCRIPTIONS FOR SHARES

Unless otherwise provided in the subscription agreement, subscriptions for shares, whether made before or after the organization of the Corporation, shall be paid in full at such time, or in such installments and at such times, as shall be determined by the Board.  Any call made by the Board for the payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series, as the case may be.

Section 6.  FRACTIONAL SHARES

The Corporation, with the approval of the Board, may issue certificates for fractions of a share where necessary to effect share transfers, share distributions or a reclassification, merger, consolidation, or reorganization, which shall entitle the holders, in proportion to their fractional holdings, to exercise voting rights, receive dividends, and participate in liquidating distributions.  As an alternative, the Corporation, with the approval of the Board, may pay in cash the fair value of fractions of a share as of the time when those entitled to receive the fractions of a share as of the time when those entitled to receive the fractions are determined.  As another alternative, the Corporation, with the approval of the Board, may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any right of a shareholder, except as therein provided.  The scrip shall be issued subject to the condition that it becomes void if not exchanged for certificates representing full shares before a specified date.  The scrip may be subject to the condition that the shares for which the scrip is exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of the scrip, or subject to any other condition which the Board may determine.  The Corporation may provide reasonable opportunity for persons entitled to fractions of a share or scrip to sell them or to purchase additional fractions of a share or scrip needed to acquire a full share.

Section 7.  REGULATIONS

The Board shall have power and authority to make all such rules and regulations as it may deem expedient or desirable concerning the issue, transfer, conversion, registration, loss or replacement of certificates for shares of the capital stock of the Corporation, not inconsistent with the laws of the State of Delaware, the Certificate of Incorporation of the Corporation and these Bylaws.

ARTICLE V
INDEMNIFICATION

Section 1.	INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS

To the fullest extent permitted by the Delaware General Corporation Law (“DGCL”) as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification than the DGCL permitted the Corporation to provide prior to such amendment), the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit, arbitration, alternative dispute mechanism, inquiry, administrative or legislative hearing, investigation or any other actual, threatened or completed proceeding, including any and all appeals, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation (including service with respect to employee benefit plans), or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise whether the basis of the Proceeding is an alleged action in an official capacity as a director, officer, employee, trustee or agent or in any other capacity while serving as a director, officer, employee, or agent against all expenses, liability, loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed on such person as a result of the actual or deemed receipt of any payments under this Article) reasonably incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any Proceeding (“Expenses”).  The Corporation shall be required to indemnify a director or officer in connection with a Proceeding initiated by such person (other than an action to enforce rights pursuant to Section 4 of this Article) only if the Proceeding was authorized by the Board.

Section 2.	INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION.

The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Section 3.  PAYMENT OF DEFENSE EXPENSES IN ADVANCE

Expenses incurred by a current or former director or officer (acting in his or her capacity as such) in defending a Proceeding shall be paid by the Corporation (on an unsecured, interest-free basis) in advance of the final disposition of such Proceeding; provided, however, that such Expenses shall be advanced only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay the expenses if it is ultimately determined that the person is not entitled to be indemnified by the Corporation.  Expenses incurred by other employees and agents (or by the directors or officers not acting in their capacity as such, including service with respect to employee benefit plans) may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

Section 4.	RIGHT OF CLAIMANT TO BRING SUIT

If a claim under Section 1, 2 or 3 of this Article is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit, in a court of competent jurisdiction in the State of Delaware, against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the Expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for Expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed.  The burden of proving such a defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because he or she has met the applicable standard of conduct set forth in the laws of the State of Delaware, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its shareholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.  Notice of any application to the court pursuant to this Section 4 shall be given to the Corporation promptly upon filing.

Section 5.  SETTLEMENT OF CLAIMS

The Corporation shall not be liable to indemnify any person under this Article (a) for any amounts paid in settlement of any action or claim effected without the Corporation’s written consent, which consent shall not be unreasonably withheld; or (b) for any judicial award if the Corporation was not given reasonable and timely opportunity, at its expense, to participate in the defense of such action.

Section 6.  VALIDITY OF OTHER INDEMNIFICATION PROVISIONS

The indemnification and advancement of Expenses provided by, or granted pursuant to this Article is not exclusive of other rights to which a person seeking indemnification or advancement of Expenses may be entitled under any statute, provision of the Certificate of Incorporation, agreement, vote of shareholders or disinterested directors or otherwise.  However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

Section 7.  SURVIVAL OF RIGHTS

The indemnification and advance of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who ceases to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person.

Section 8.  CONTRACT RIGHTS; RELIANCE

The right to indemnification and advancement of Expenses conferred in this Article shall be a contract right that vests at the time of such person’s service to, or at the request of, the Corporation.  Persons who after the date of the adoption of this provision in Article V become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnification and advancement of Expenses contained in this Article V.

Section 9.  LIABILITY INSURANCE

The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was required or permitted to be indemnified pursuant to this Article V whether or not the Corporation would have power to indemnify him or her against such liability under this Article.

Section 10.	EFFECT OF CONSOLIDATION OR MERGER UPON INDEMNIFICATION PROVISIONS

For the purposes of this Article, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

Section 11.  SAVING CLAUSE

If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer to the fullest extent not prohibited by any applicable portion of this Article that shall not have been invalidated, or by any other applicable law.  If this Article shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the Corporation shall indemnify each director and officer to the fullest extent under any other applicable law.

Section 12.  SUBROGATION

In the event of payment under this Article, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the director, officer, employee or agent, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

Section 13.  EFFECT OF AMENDMENT

Any amendment, repeal, or modification of this Article shall not adversely affect any right or protection of any director, officer, employee or agent existing at the time of such amendment, repeal, or modification.

ARTICLE VI
MISCELLANEOUS

Section 1.  BOOKS AND RECORDS AND SHAREHOLDER INSPECTION RIGHTS

The Corporation shall keep books and records of account and minutes of the proceedings of its shareholders, Board and executive committee, if any.  Any shareholder, in person or by attorney or other agent, shall, upon written demand under oath, stating the purpose thereof, have the right during the usual hours for business, to inspect, for any proper purpose the  Corporation's stock ledger, a list of its shareholders, and its other books and records and to make copies or extracts therefrom.

Section 2.  DIVIDENDS AND NOTICE THEREOF

Subject to the provisions of the Delaware General Corporation Law, the Certificate of Incorporation of the Corporation and these Bylaws, the Board may declare and pay dividends upon the shares of the Corporation's capital stock in cash, in property, in obligations of the Corporation, in shares of stock or in any other form legally available for the payment of dividends and in any manner the Board deems proper, whenever and in such amounts as, in the opinion of the Board, the condition of the affairs of the Corporation shall render it advisable.

A share dividend or other distribution of shares of the Corporation shall be accompanied by a written notice (a) disclosing the amounts by which the distribution affects stated capital, capital surplus and earned surplus, or (b) if such amounts are not determinable at the time of the notice, disclosing the approximate effect of the distribution upon stated capital, capital surplus, and earned surplus and stating that the amounts are not yet determinable.

Section 3.  SEAL

The Board may provide a corporate seal, which shall be circular in form and shall bear the full name of the Corporation and the words "Incorporated in Delaware", or words of similar impact.  The seal or a facsimile thereof may be impressed or affixed or reproduced or other use made thereof by the Secretary, any Assistant Secretary or any other officer authorized by the Board.

Section 4.  FISCAL YEAR

The fiscal year of the Corporation shall end on 31st day of December in each year.  Such date may be changed for future fiscal years at any time and from time to time by resolution of the Board.

Section 5.  WAIVER OF NOTICE

Whenever any notice whatever is required to be given by these Bylaws or by the Certificate of Incorporation of the Corporation or by the then existing law of the State of Delaware, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

When, under the Delaware General Corporation Law or the Certificate of Incorporation or Bylaws of the Corporation or by the terms of an agreement or instrument, the Corporation or the Board or any committee thereof may take action after notice to any person or after lapse of a prescribed period of time, the action may be taken without notice and without lapse of the period of time, if at any time before or after the action is completed the person entitled to notice or to participate in the action to be taken or, in the case of a shareholder, by his/her attorney in fact, submits a signed waiver of such requirements.

Section 6.  NOTICE

When a notice or communication is required or permitted to be given, it shall be given in person or mailed to the person to whom it is directed at the address designated by him/her for that purpose, or, if none is designated, at his/her last address known to the Corporation.  The notice or communication is given when deposited, with postage thereon prepaid, in a post office or official depository under the exclusive care and custody of the United States postal service.  The mailing shall be registered, certified or other first class mail.

In addition to notice sent by mail or given in person as prescribed above, notice of meeting of the Board may be given by telephone, telegraph, facsimile or email to the person to whom it is directed or to his/her representative at his/her last address or number as known to the Corporation.

Section 7.  DEPOSITS

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or the President shall direct in such banks, trust companies or other depositories as the Board may select or as may be selected by any executive officer, or other officer or agent of the Corporation to whom power in that respect shall have been delegated by the Board.  For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts, and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any executive officer or other officer or agent of the Corporation as thereunto authorized from time to time by the Board.

ARTICLE VII
SPECIAL CORPORATE ACTS,
NEGOTIABLE INSTRUMENTS, DEEDS AND CONTRACTS

Section 1.  EXECUTION OF NEGOTIABLE INSTRUMENTS

All checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money shall, unless otherwise directed by the Board or unless otherwise required by law, be signed by any two of the following officers: the Chairperson of the Board, President, a Vice President, Treasurer, or Secretary.  The Board may, however, authorize any one of such officers to sign checks, drafts, and orders for the payment of money, which are for any amounts in any instance; and may authorize any one of its officers or employees, other than those named above, or different combinations of such officers and employees to sign checks, drafts, and orders for the payment of money for any amounts.  The Board may authorize the use of facsimile signatures of any officer or employee in lieu of manual signatures.

Section 2.  EXECUTION OF DEEDS, CONTRACTS, ETC.

Subject always to the specific directions of the Board, all deeds and mortgages made by the Corporation and all other written contracts and agreements to which the Corporation shall be a party shall be executed in its name by the President or one of the Vice Presidents, and, when requested, the Secretary or an Assistant Secretary shall attest to such signatures.

Section 3.  ENDORSEMENT OF STOCK CERTIFICATES

Subject always to the specific directions of the Board, any share or shares of stock issued by any corporation and owned by the Corporation may, for sale or transfer, be endorsed in the name of the Corporation by the President or one of the Vice Presidents, and, where required, his/her signature may be attested to by the Secretary or an Assistant Secretary.  This Section does not govern signatures required in the initial issuance or the reissuance of the Corporation's own shares, which is governed by Section 1 of Article IV.

ARTICLE VIII
AMENDMENTS TO BYLAWS

These Bylaws may be altered or amended by the affirmative vote of a majority of the capital stock of the Corporation issued and outstanding and entitled to vote thereat, at any regular or special meeting of shareholders if notice of the proposed alteration or amendment be contained in the notice of the meeting.  These Bylaws also may be altered or amended by a resolution adopted by the affirmative vote of a majority of all directors of the Board then in office at a regular or special meeting.